Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,764,451)
Unrealized Gain (Loss) on Market Value of Futures	1,270,718
Dividend Income	4,306
Interest Income	10,295
ETF Transaction Fees	1,750
Total Income (Loss)	$(3,477,382)

Expenses
General Partner Management Fees	$32,183
Professional Fees	15,064
Brokerage Commissions	10,131
Non-interested Directors' Fees and Expenses	358
Prepaid Insurance Expense	323
NYMEX License Fee	804
SEC & FINRA Registration Expense	3,691
Total Expenses	$62,554
Expense Waiver	(21,517)
Net Expenses	$41,037
Net Income (Loss)	$(3,518,419)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$70,057,690
Additions (350,000 Shares)	7,833,317
Net Income (Loss)	(3,518,419)

Net Asset Value End of Month	$74,372,588
Net Asset Value Per Share (3,100,000 Shares)	$23.99

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612